                                                               Exhibit 10 (xxvi)

                             EMPLOYEMENT AGREEMENT
                             ---------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 10th day of December 1997, by and among Source Informatics, Inc., a corporation organized and existing under the laws of the State of Delaware ("Source"), Robert Brown, an individual who at the time of execution of this Agreement is a resident of the State of Arizona ("Employee"), and National Data Corporation, a corporation organized and existing under the laws of the State of Delaware ("NDC").

                                  WITNESSETH:
                                  -----------

     WHEREAS, pursuant to that certain Agreement and Plan of Merger dated August 20, 1997 (the "Merger Agreement"), by and among NDC, Dunkirk, Inc. ("Sub"), and Source, pursuant to which Sub will merge (the "Merger") with and into Source with Source surviving the Merger and becoming a wholly-owned subsidiary of NDC;

     WHEREAS, Employee is the President of Source Informatics and NDC considers his continuing services pursuant to the terms hereof and his entering into and compliance with the terms of this Agreement to be essential to Source's operations following the Merger;

     WHEREAS, the Employee is executing this Agreement as an inducement to NDC to complete the Merger, and NDC has made it a necessary and material condition to closing the Merger that the Employee enter into this Agreement;

     WHEREAS, Source desires to employ Employee, and Employee desires to accept such employment, upon the terms and conditions set forth herein;

     WHEREAS, Employee possesses and will possess information relating to Source, customers, properties, products and interests of Source, and which he has acquired and will acquire by virtue of his employment by Source and the use of which by Employee in competition with Source or in violation of this Agreement may materially and adversely affect the value of the investment being made by NDC under the Merger Agreement; and

     WHEREAS, the obligations of Employee hereunder are reasonably necessary for the protection of the goodwill of Source and Source's interest in the aforementioned information, business prospects, customers, properties and interests.

     NOW, THEREFORE, by virtue and in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Source and Employee covenant and agree as follows:

     1.   Employment. Source hereby employs Employee, and Employee hereby
          ----------
accepts such employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

     2.   Employment Term. Employee's employment shall commence on the date
          ---------------
hereof and, subject to the conditions herein, shall continue for a term of three
(3) years or until earlier terminated in accordance with Section 6 hereof.

     3.   Duties and Responsibilities.
          ---------------------------

          (a)  Position. During his employment hereunder, Employee shall serve
               --------
as the Senior Executive of Source, or any successor corporation or named line of business and shall perform all duties consistent with such position and accept all responsibilities consistent with such position as may be assigned to him by Source, and shall cooperate fully with Source's management and board of directors.

          (b)  Discharge of Duties. During his employment hereunder, Employee
               -------------------
agrees faithfully and diligently to discharge and carry out his duties and responsibilities under this Agreement, shall use his best efforts to implement the plans, programs and objectives of his direct line management and the guiding policies established by Source's board of directors, its executive officers, or NDC and shall devote his full and exclusive business time, attention, energy and skill thereto and to the business of Source, to the promotion of Source's interests and to the fulfillment of Employee's obligations under this Agreement. The foregoing shall not be construed as preventing Employee from making investments in other companies or enterprises provided that Employee agrees not to become engaged in any other activity which may interfere with his ability to discharge his duties and responsibilities hereunder. Employee further agrees not to work either on a part-time or independent contracting basis for any other business or enterprise during his employment hereunder without the prior written consent of the board of directors of Source.

          (c)  Employee's Representations and Covenants. Employee represents and
               ----------------------------------------
covenants to Source that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any similar agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing his duties and responsibilities hereunder, or would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee hereunder.

          (d)  Authority. Employee specifically acknowledges and agrees that he
               ---------
shall not have the right or authority to assume or create any obligation, duty, liability or responsibility, express or implied, on behalf of or in the name of Source, or to bind Source or any of its affiliates in any matter whatsoever, except as may be specifically authorized by his direct line management, Source's board of directors and the bylaws of Source.

     4.   Compensation.
          ------------

          (a)  Annual Salary. Subject to the terms of this Agreement, as
               -------------
compensation for all services rendered by Employee hereunder, from and after the date hereof, Source shall pay Employee an annual gross salary of $275,000.00. Such salary shall be paid bi-weekly or semi-monthly, so long as Employee shall be employed by Source under this Agreement. Employee's salary will be reviewed at intervals consistent with NDC's salary review practices.

          (b)  Reimbursements. In addition to the compensation set forth in
               --------------
subparagraph (a) above, Source shall promptly reimburse Employee for all reasonable expenses incurred by him in the performance of his duties under this Agreement and vouched to the reasonable satisfaction of the appropriate officers of Source, pursuant to Source's procedures or practices.

          (c)  Bonus Opportunity. In addition to the annual salary described
               -----------------
above, Employee will have an annual bonus opportunity of $150,000.00. Payment of such bonus will be based upon Employee's performance against defined objectives, and shall be subject to the usual provisions of Source's and NDC's overall annual bonus programs. Employee's initial bonus opportunity shall be for the performance period ending June 30, 1998. Thereafter, Employee's bonus opportunity shall be based upon NDC's fiscal year.

     5.   Employee Benefits, Stock Options and Perquisites.
          ------------------------------------------------

          (a) Employee shall be entitled to participate in any and all employee benefit programs maintained by Source, including vacation, holiday and sick leave benefits, and life and disability insurance programs in accordance with the terms and conditions of such employee benefit programs, to the extent prescribed for the position then held by Employee as set forth in such programs or in the resolution of Source's board of directors establishing such programs, and subject to the terms and conditions set forth therein.

          (b) Employee shall also be eligible for periodic grants of stock options under NDC's 1997 Stock Option Plan or any successor plan based upon senior management's assessment of Employee's potential to contribute to the future success of the Company. NDC agrees to recommend to the compensation committee of its board of directors an initial stock option award with a grant value of approximately $1,100,000.00.

          (c) Employee shall be credited with the number of years of service that Employee has been employed by Source or any of its Subsidiaries or their respective predecessors, prior to and including the term of this Agreement, for purposes of vesting, eligibility and calculation of benefits for all of Source's or NDC's employee benefit plans including the 401K plans of both Source and NDC; provided, however, that no credit for prior service shall be granted for benefits calculation purposes under any Source or NDC employee benefit plan governed by ERISA except the 401K plans as noted above.

     6.   Termination; Effect of Termination.
          ----------------------------------

          (a)  Termination. Anything in this Agreement to the contrary
               -----------
notwithstanding, this Agreement, the employment of Employee pursuant hereto and Employee's compensation hereunder (except as specifically provided in this Section 6) shall terminate upon the first to occur of the following events:

               (i)   The death of Employee;

               (ii) The date on which Source shall give written notice to Employee of termination of his employment hereunder by reason of his physical or mental incapacity. Employee shall be deemed to be physically or mentally incapacitated for purposes of this section if by reason of any physical or mental incapacity he has been unable, or it is reasonably expected that he will be unable, for a period of at least one hundred eighty (180) substantially continuous calendar days, to perform his regular duties and responsibilities hereunder in a reasonably satisfactory manner. In the event of any disagreement between Employee, or his legal representative, and Source as to whether Employee is physically or mentally incapacitated such as to permit Source to terminate his employment pursuant to this paragraph (ii), the question of such incapacity shall be submitted to an impartial and reputable physician for determination, selected by mutual agreement of Employee, or his legal representative, and Source or, failing such agreement, selected by two physicians (one of which shall be selected by Source and the other by Employee, or his legal representative), and such determination of the question of such incapacity by such physicians shall be final and binding on Employee and Source. Source shall pay the reasonable fees and expenses of such physicians;

               (iii) The date on which Source shall give written notice to Employee for termination for "cause" which notice shall reasonably describe the cause for which Employee's employment is being terminated. If, however, the cause specified in such notice is such that there is a reasonable prospect that it can be cured with diligent effort within ninety (90) consecutive calendar days, Employee shall have ninety (90) consecutive calendar days to cure such cause and Employee's employment shall continue in effect during such time so long as Employee makes diligent efforts during such time to cure such cause. If such cause shall be cured by Employee during such time, this Agreement shall not terminate as a result of the notice which has been given with respect to such cause. Cure of any cause with or without notice from Employee shall not relieve Employee from any obligations to Source under this Agreement or otherwise and shall not effect Source's rights upon the recurrence of the same, or the occurrence of any other cause. If such cause shall not be cured within such time, this Agreement shall terminate upon the expiration of such time. For purposes of this Agreement, "cause" shall mean:

                    (A) Commission by Employee of a willful or grossly negligent act which materially adversely affects Source, its subsidiaries or divisions, NDC or its subsidiaries, or

                    (B)  Conviction of Employee (or plea of nolo contendere) for
                                                            ---------------
any criminal act (other than an offense under road traffic legislation for which a non-custodial penalty is imposed), or any fraud upon Source, its subsidiaries or divisions, NDC or its subsidiaries, or

                    (C) Habitual use of alcohol or other performance-influencing drugs or substances, or

                    (D) Any material violation by Employee of his obligations under this Agreement.

               (iv) Two (2) calendar days following the date on which Source shall give written notice to Employee of termination of his employment hereunder; or

               (v) With respect to termination by the Employee, the date on which Employee shall give written notice to Source of termination for "cause" which notice shall reasonably describe the cause for which employment is being terminated. For purposes of this Agreement, "cause" shall mean the Company (i) significantly reduces the position or responsibilities of Employee described in Clause 3 hereof or the compensation or other remuneration of Employee specified in Clauses 4 and 5 herein above, (ii) requires the Employee to change his regular work location to another work location more than fifty (50) miles from Employee's residence as set forth on page 12 of this agreement, (iii) materially modifies any of the other terms and conditions relating to Employee's employment with the Company, or (iv) any other material violation by Source of its obligations under this Agreement. If, however, the cause specified in such notice is such that there is a reasonable prospect that it can be cured with diligent effort within ninety (90) consecutive calendar days, Source shall have ninety (90) consecutive calendar days to cure such cause and Employee's employment shall continue in effect during such time so long as Source makes diligent efforts during such time to cure such cause. If such cause shall be cured by Source during such time, this Agreement shall not terminate as a result of the notice which has been given with respect to such cause. Cure of any cause with or without notice from the Employee shall not relieve Source from any obligations to the Employee under this Agreement or otherwise and shall not effect the Employee's rights upon the recurrence of the same, or the occurrence of any other cause. If such cause shall not be cured within such time, this Agreement shall terminate upon the expiration of such time.

     (b)  Termination Compensation. Upon termination of this Agreement pursuant
          ------------------------
to Section 6(a) hereof, Employee shall be entitled to receive the unpaid compensation accrued to Employee for performance rendered under this Agreement as of the date of termination. Further, in the event of termination of this Agreement pursuant to Section 6(a)(iv) or 6(a)(v), the following provisions shall apply:

               (i) If such termination is within the first twenty-four (24) months after the effective date of this Agreement, the Company shall (w) continue to pay to Employee all amounts due to be paid to the Employee as salary during the twenty-four (24) months immediately following the date of termination as if Employee were still an employee of the Company; (x) pay to Employee, within sixty (60) days after the effective date of termination, an amount equal to the aggregate amount of performance bonuses awarded to Employee during the two (2) full fiscal years immediately preceding the effective date of termination (2); (y) continue to provide to Employee medical, disability and life insurance benefits, subject to normal employee contributions, for twenty-four (24) months following the date of termination as if Employee were still an employee of the Company and (z) provide outplacement services, with a nationally-recognized outplacement firm, to Employee for a period not to exceed twenty-four (24) months following the date of termination;

               (ii) If such termination is later than twenty-four (24) months after the effective date of this Agreement, the Company shall
               (w), continue to pay to Employee all amounts due to be paid to the Employee as salary (but not performance bonuses) during the twelve (12) months immediately following the date of termination as if Employee were still an employee of the Company; (x) pay to Employee, within sixty (60) days after the effective date of termination, an amount equal to the aggregate amount of performance bonuses awarded to Employee during the two (2) full fiscal years immediately preceding the effective date of termination divided by two (2); (y) continue to provide to

               Employee medical, disability and life insurance benefits, subject to normal employee contributions, for twelve (12) months following the date of termination as if Employee were still an employee of the Company and (z) provide outplacement services to Employee, with a nationally-recognized outplacement firm, for a period not to exceed twelve (12) months following the date of termination.

               (iii) Further, in the event of such termination Company shall accelerate vesting of stock options awarded under the National Data Corporation 1997 Employee Stock Option Plan which would have vested within two (2) years after the date of termination of Employee's employment hereunder; and

               (iv) In the event Employee commences new full-time regular employment, (x) any payments remaining unpaid under paragraphs
               (i) and (ii) immediately above shall be reduced by fifty (50%) percent and (y) medical, disability and life insurance benefits provided under paragraphs (i) and (ii) immediately above shall be discontinued.

     7.   Confidentiality. All Confidential Information and Trade Secrets (as
          ---------------
such terms are defined below), and all physical embodiments thereof learned, received or developed by Employee are confidential to and are and will remain the sole and exclusive property of Source and NDC and Employee hereby expressly assigns any and all of his right, title and interest in and to the Confidential Information and Trade Secrets to Source and NDC. Employee will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information or Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information or Trade Secrets known by Employee to lose its character or cease to qualify as Confidential Information or Trade Secrets. Upon request by Source or NDC, Employee will promptly deliver to Source or NDC all property belonging to Source or NDC, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in Employee's custody, control or possession.

     Employee covenants and agrees that, during his employment hereunder and for a period of three (3) years immediately following the termination of said employment, he shall not disclose any Confidential Information or Trade Secret, other than as necessary in connection with the performance of his duties as an Employee of Source or NDC, to any person or entity and he shall not make use of any such Confidential Information or Trade Secret, directly or indirectly, for himself or others, without the prior written consent of Source or NDC. Employee acknowledges that this Agreement is not intended to, and does not, waive or alter any protection available to Source or NDC under any applicable federal or state statute or common law regarding the use and/or disclosure of "trade secrets" as that term is defined under such law.

     As used herein, "Confidential Information" means confidential data and confidential information relating to the business of Source and NDC (which does not rise to the status of a Trade Secret) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his employment by Source or NDC or through consulting for Source or NDC and which has value to Source or NDC and is not generally known to its competitors. Confidential Information shall not include any data or information that (w) has been voluntarily disclosed to the public by Source or NDC, (x) has been independently developed and disclosed to the public by others (y) otherwise enters the public domain through lawful means, or (z) is lawfully and rightfully disclosed to Employee following the date hereof by another party. As used herein, "Trade Secrets" means business or technical information of Source and NDC, including but not limited to a formula, pattern, program, device, compilation of information, method, technique, or process that: (A) derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets shall specifically include, without limitation, information relating to the design, manufacture, application, know-how, research and development relating to Source's or NDC's present, past or prospective products and/or computer programs.

     8.   Noncompetition and Nonsolicitation. During his employment hereunder,
          ----------------------------------
and for a period of 12 months thereafter (six months if terminated by Source without cause), Employee agrees that he will not do any of the following without Source's prior written consent:

     (a) Directly or indirectly, own; manage; control; participate in the management, operation or control of; or be employed by or consult with in a capacity similar to that in which he is employed by Source; any person or entity (except as an employee of Source or any of its affiliated companies) which is engaged in the Business, including, without limitation, Cognizant Corporation, PCS Health Systems, ZS Inc., HPR, Health Products Research, Inc. HCIA and HBO & Co., Inc. For purposes of this Agreement, "Business" means (I) the current business of Source, including, without limitation, the development, use or exploitation of pharmaceutical prescription databases for one or more of the following activities: (i) management of sales forces; (ii) measurement of sales force performance or product performance; and (iii) creation of physician profiles for targeting purposes and (II) the business of Source as it exists on the expiration or earlier termination of this Agreement. The restrictions and prohibitions of this paragraph shall be applicable to Employee only in the Area. For purposes of this Agreement, the "Area" is the geographic territory set forth in Attachment A hereto. Nothing herein will preclude Employee, however, from being a shareholder of 1% or less of a public company.

     (b) Directly or indirectly solicit any Customer for the purpose of selling or providing pharmaceutical data warehousing, collection or analysis products or services if, at the time of said solicitation, Source is still engaged in the sale, manufacture or design of that type of good or service. For purposes of this Agreement, "Customer" means any person or entity (1) who has been a customer of Source or NDC at any time during the 12 months preceding the termination of Employee's employment hereunder and (2) with whom Employee had contact on Source's behalf during the 12 months preceding the termination of Employee's employment hereunder;

     (c) Influence or attempt to influence any employee or any person who has been an employee of Source at any time within 12 months preceding such action to terminate his or her employment for the purpose of working for a competitive Business; or

     (d) Request or cause or attempt to cause any supplier of Source to alter, cancel or terminate any business relationship with Source.

9.   Rights to Materials. All records, files, memoranda, reports, price lists,
     -------------------
customer lists, drawings, plans, sketches, documents, and the like (together with all copies thereof) relating to Source or NDC, which Employee shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of Source or NDC respectively. Upon the termination of his employment or upon the prior demand of Source or NDC, Employee shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of Source or NDC.

10.  Inventions, Discoveries and Improvements. All inventions, discoveries and
     ----------------------------------------
improvements, whether patentable or unpatentable, made, devised or discovered by Employee, whether by himself or jointly with others, during his employment, which relate or pertain in any way to the business of Source or NDC, shall inure to the benefit of Source or NDC and become and remain its sole and exclusive property. Employee agrees to execute an assignment to Source or NDC or its nominee of his entire right, title and interest in and to such inventions, discoveries and improvements, and to execute any other instruments and documents that may be requested by Source or NDC for the purpose of applying for and obtaining patents with respect thereto in the United States and in all foreign countries. Employee further agrees, whether or not in the employ of Source or NDC, to cooperate to the extent and in the manner reasonably requested by Source or NDC in the prosecution or defense of any patent claims or any litigation or other proceedings involving any such inventions, discoveries, or improvements.

11.  Works Made for Hire. Source and Employee acknowledge that in the course of
     -------------------
Employee's employment by Source or NDC, Employee may from time to time create for Source or NDC copyrightable works. Such works may consist of manuals, pamphlets, instructional materials, computer programs, films, tapes or other copyrightable material, or portions thereof, and may be created within or without Source's or NDC's facilities and before, during or after normal Source or NDC hours. All such works related to or useful in the business of Source or NDC are specifically intended to be works made for hire by Employee shall cooperate with Source or NDC in the protection of Source's or NDC's copyrights therein and, to the extent deemed desirable by Source or NDC, the registration of such copyrights.

12.  Withholding. Notwithstanding any term or provision of this Agreement, all
     -----------
amounts payable by Source hereunder shall be subject to withholding of such sums related to taxes, garnishments or other legal obligations as Source may reasonably determine it should withhold pursuant to applicable law, regulation, decree or judgment.

13.  Litigation Expenses. In the event of a lawsuit by either party to enforce
     -------------------
the provisions of this Agreement, the prevailing party shall be entitled to receive reasonable costs, expenses and attorney's fees from the other party.

14.  Contents of Agreement; Manuals and Assignments.
     ----------------------------------------------

     (a)  Entire Agreement; Amendment. This Agreement supersedes and voids all
          ---------------------------
prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by Employee, Source and NDC and executed on Source's and NDC's behalf by a duly authorized officer.

     (b)  Policy. Employee acknowledges that, from time to time, Source may
          ------
establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of Source may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of Source (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

     (c)  Assignment. All of the terms and provisions of this Agreement shall be
          ----------
binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

15.  Survival. Notwithstanding the expiration or termination of this Agreement
     --------
for any reason whatsoever, Employee's obligations under Sections 7, 8, 9, 10, 11 and 12 hereof shall survive such expiration or termination and shall remain in full force and effect to the extent required to give full effect to the covenants and agreements contained in such sections, and the provisions for equitable relief against Employee hereof shall continue in force.

16.  Miscellaneous.
     -------------

     (a)  Waiver; Delay. No remedy conferred upon Source, NDC or Employee by
          -------------
this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by Source, NDC or Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by Source, NDC or Employee from time to time and as often as may be deemed expedient or necessary by Source, NDC or Employee in its sole discretion.

     (b)  General Severability. The invalidity or unenforceability of any
          --------------------
particular provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     (c)  General Entitlement to Equitable Relief. The Employee acknowledges and
          ---------------------------------------
agrees that if a violation of any covenant contained in Sections 7, 8, 9, 10 or 11 occurs or is threatened, such violation or threatened violation will cause irreparable injury to Source, that Source's remedy at law for any such violation or threatened violation or any other breach of Employee's covenants and agreements under this Agreement will be inadequate, and that Source shall be entitled to appropriate equitable relief with respect thereto. The Employee further acknowledges and agrees, however, that Source shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such violation, threatened violation or breach.

          (d)  Headings. The headings and captions used in this Agreement are
               --------
for convenience or reference only, and shall in no way define, limit, expand or otherwise affect the meaning or construction of any provision of this Agreement.

          (e)  Notice. Any notice required or permitted to be given pursuant to
               ------
this Agreement shall be deemed sufficiently given when delivered in person or when deposited in the United States mail, registered or certified mail, postage prepaid, addressed as follows:

               If to Source, to:        Source Informatics, Inc.
                                        2394 E. Camelback Road
                                        Phoenix, Arizona 85016
                                        Attn: President



               If to Employee, to:      Robert Brown
                                        2394 E. Camelback Road
                                        Phoenix, Arizona 85016


               If to NDC, to:           National Data Corporation
                                        National Data Plaza
                                        Atlanta, Georgia 30329
                                        Attn: Office of Corporate Secretary

          Any party may by written notice change the address to which notices to such party are to be mailed.

          (f)  Counterparts. This agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

          (g)  Governing Law. This Agreement shall be governed by and
               -------------
interpreted under the laws of Arizona without giving effect to any conflict of laws provisions.

     17.  Guarantee. NDC hereby, irrevocably and unconditionally, guarantees
          ---------
the prompt performance of all obligations of Source to the Employee hereunder.

     IN WITNESS WHEREOF, Employee and Source have executed and delivered this Agreement on the date first above written.


                                        SOURCE:

                                        SOURCE INFORMATICS INC.



                                        By: /s/ E. Michael Ingram
                                           -------------------------------------

                                        Title:__________________________________


                                        EMPLOYEE:



                                        /s/ Robert R. Brown
                                        ----------------------------------------
                                        (SEAL)


                                        NDC:

                                        NATIONAL DATA CORPORATION


                                        By: /s/ E. Michael Ingram
                                           -------------------------------------

                                        Title:__________________________________

                                 ATTACHMENT A
                                 ------------

     For purposes of this Agreement, the "Restricted Territory" consists of the following States and/or territories: Alabama, Alaska, Arkansas, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming.